UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27, 2008

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1     Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement

On March 27, 2008, CryoLife, Inc. (the “Company” or “CryoLife”) and certain of its subsidiaries entered into a $15 million Credit Facility with General Electric Capital Corporation, as lender, letter of credit issuer, and agent for all lenders, and GE Capital Markets, Inc. as sole lead arranger and bookrunner. The description of the material terms of this Credit Facility included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this item.

Section 2     Financial Information

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Credit Facility provides that new lenders may become party to the Credit Facility under specified circumstances. The Credit Facility provides for a revolving credit facility in an aggregate amount of up to $15.0 million (including a letter of credit subfacility of up to an aggregate of $1.5 million). The Credit Facility contains a maximum revolving loan balance limit equal to the lesser of (1) two times the Company’s Adjusted EBITDA (as defined in the Credit Facility)  for the most recent twelve month period for which financial statements have been provided by the Company pursuant to the Credit Facility, minus the outstanding total indebtedness of the Company and its subsidiaries (excluding the revolving loan and letter of  credit obligations) or (2) $15.0 million, less, in the case of either (1) or (2), the aggregate amount of letter of credit obligations. The Credit Facility also provides that the lenders will not be obligated to fund any loans if after giving effect to any loan, the ratio of (a) to (b) exceeds 2:1, with (a) equal to the total amount of all outstanding indebtedness as of the date of the loan and (b) equal to the Company’s Adjusted EBITDA for the most recent twelve month period ending on or prior to the date for which financial statements have been delivered pursuant to the requirements of the Credit Facility.

Subject to the terms and conditions of the Credit Facility, the Company may elect that amounts borrowed under the Credit Facility bear interest based on LIBOR or on the base rate on corporate loans posted by at least 75% of the nation’s largest banks in the U.S.  The loans will bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to LIBOR or the base rate, as the case may be, plus a margin equal to 3.25% per annum with respect to LIBOR loans or 2.25% per annum with respect to base rate loans. If an Event of Default, as defined in the Credit Facility, occurs, the applicable interest rate will increase by 2.0% per annum. The Credit Facility contains a list of possible events that would constitute an Event of Default, including (a) the acquisition of ownership by any person or group of 25% or more of the outstanding shares of CryoLife voting stock, (b) the initiation by the FDA or any other governmental authority of an enforcement action against the Company which causes the discontinuance of the marketing of any of its products, (c) the entering into of a settlement by the Company with any governmental authority that results in an aggregate liability as to any single or related series of transactions, incidents or conditions, of $750,000 or more, and other events as detailed in the Credit Facility.

The Company must repay the lenders in full the aggregate principal amount of the revolving loans outstanding on March 27, 2011 or such earlier date as amounts may come due pursuant to the Credit Facility.  Payments under the Credit Facility may be accelerated upon the occurrence of an Event of Default which is not waived or cured.

Various affirmative and negative covenants are incorporated in the Credit Facility, including financial covenants discussed below.  The Credit Facility forbids the Company from engaging in any material line of business substantially different from those lines of business that it operates as of the date of the Credit Facility.  The Credit Facility also prohibits cash dividends as well as the redemption of stock and rights to acquire stock, subject to certain exceptions. There is no restriction on the payment of dividends in the form of common stock.

As of April 15, 2008, the Company is required to maintain at all times cash and cash equivalents of at least $5.0 million in a deposit or securities account in which General Electric Capital Corporation has a first priority perfected lien.  Amounts borrowed under the Credit Facility are also secured by substantially all of the tangible and intangible assets of CryoLife and its subsidiaries.  The Company is also required under the Credit Facility to pay to General Electric Capital Corporation an annual administration fee and an unused commitment fee, as well as a letter of credit fee on outstanding letters of credit.

The Credit Facility provides that for as long as any lender has a commitment or an extension of credit or any other loan obligation (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) which has been unpaid or unsatisfied, the Company may not make or commit to make a Capital Expenditure, as defined in the Credit Facility, in excess of $2.5 million in fiscal year 2008 and $3.0 million in each following fiscal year; however, if the Company does not expend the entire limit for a particular year, 50% of the unused portion can be carried to the following year to increase that year’s limit.

The Credit Facility prohibits mergers and acquisitions other than certain permitted acquisitions, which include non-hostile acquisitions by the Company or one of its subsidiaries which have been approved by the board of directors and/or the stockholders of the target company, if after giving effect to the acquisition, there is no event of default under the Credit Facility and there is still at least $1.5 million available to be borrowed under the Credit Facility. The total consideration paid or payable (including without limitation, any deferred payment, but excluding royalties and earn-out payments that are performance based) for all acquisitions consummated during the term of the Credit Facility, less the portion of any such consideration funded by the issuance of common or preferred stock of the Company, may not exceed a specified aggregate amount for all such acquisitions.

The Credit Facility also states that the Company may not purchase any securities of or any interest in any other entities, or make any loans or advances except for specified investments, including extensions of credit, not to exceed $1.0 million in the aggregate, specified permitted acquisitions and other investments not to exceed a specified aggregate amount.  The Credit Facility forbids other indebtedness that CryoLife may incur, with specified exceptions, including (a) indebtedness not exceeding $3.0 million in the aggregate outstanding at any time consisting of capital lease obligations or secured by liens permitted by the Credit Facility and (b) unsecured indebtedness owed to insurance companies consisting of financed insurance premiums by such companies if the aggregate principal amount does not exceed $3.0 million at any time outstanding and the term of any such notes payable does not exceed one year.

Under the Credit Facility, the Company may not dispose of any of its property except for specified permitted dispositions as well as certain non-specified dispositions the aggregate fair market value of which does not exceed $500,000 in any fiscal year.

The Company may not permit the Leverage Ratio (as defined in Credit Facility) for the twelve month period ending on the March 31, June 30, September 30, or December 31 of any year beginning with 2008 until the termination of the Credit Facility to be greater than 2:1 at any time. There are also increasing levels of Adjusted EBITDA under the Credit Facility that the Company has covenanted to maintain during the term of the Credit Facility.

CryoLife may only use the proceeds from the loans made under the Credit Facility to pay the costs and expenses required to be paid in connection with these loans, to finance permitted acquisitions, and for working capital and other general corporate purposes.

This description of the Credit Facility is not complete and is qualified in its entirety by the actual terms of the Credit Facility credit agreement, a copy of which is attached to this report as Exhibit 99 .1.

Section 9     Financial Statements and Exhibits.

Item 9.01     Financial Statements and Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

99.1
Credit Agreement by and among CryoLife, Inc. and certain of its subsidiaries, as borrowers, General Electric Capital Corporation, as lender, letter of credit issuer, and agent for all lenders, and GE Capital Markets, Inc. as sole lead arranger and bookrunner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: March 28, 2008	By: /s/ D. A. Lee
Name: D. Ashley Lee
Title: Executive Vice President, Chief
Operating Officer and Chief
Financial Officer